Exhibit 21



                          Subsidiaries of the Company

Set forth below is information concerning the Company's (CCEI) subsidiaries and their respective ownership.

                                   Jurisdiction             Percentage
Name                               and Form                 of Ownership

Circus Circus Casinos, Inc.(1)     Nevada corporation        100% CCEI
Slots-A-Fun, Inc.(2)               Nevada corporation        100% CCEI
Edgewater Hotel Corporation(3)     Nevada corporation        100% CCEI
Colorado Belle Corp.(4)            Nevada corporation        100% CCEI
New Castle Corp.(5)                Nevada corporation        100% CCEI
Ramparts, Inc.(6)                  Nevada corporation        100% CCEI
Circus Circus Mississippi, Inc.(7) Mississippi corporation   100% CCEI
Pinkless, Inc.(8)                  Nevada corporation        100% CCEI
New Way, Inc. ("NWI")*             Nevada corporation        100% MSE
Circus Circus Development Corp.    Nevada corporation        100% CCEI
Galleon, Inc.("GI")                Nevada corporation        100% CCEI
M.S.E. Investments,
   Incorporated  ("MSE")           Nevada corporation        100% CCEI
Last Chance Investments,
   Incorporated ("LCI")            Nevada corporation        100% CCEI
Goldstrike Investments,
   Incorporated ("GSI")            Nevada corporation        100% CCEI
Diamond Gold, Inc. ("DGI")         Nevada corporation        100% CCEI
Oasis Development Company,
   Inc. ("ODC")                    Nevada corporation        100% CCEI
Goldstrike Finance Company, Inc.   Nevada corporation        100% CCEI
Railroad Pass Investment Group
   ("RPIG")(9)                     Nevada partnership         70% MSE
                                                              20% LCI
                                                              10% GSI
Jean Development Company
   ("JDC")(10)                     Nevada partnership         40% MSE
                                                              40% LCI
                                                              20% GSI
Jean Development West ("JDW")(11)  Nevada partnership         40% MSE
                                                              40% LCI
                                                              12% GSI
                                                               8% DGI
Nevada Landing Partnership ("NLP") Illinois partnership       40% MSE
                                                              40% LSI
                                                               5% GSI
                                                              15% DGI
Gold Strike L.V. ("GSLV")          Nevada partnership         39% MSE
                                                              39% LCI
                                                             6.5% GSI
                                                             2.5% DGI
                                                              13% NWI
Jean Development North ("JDN")      Nevada partnership      38.5% MSE
                                                            38.5% LCI
                                                               5% GSI
                                                               9% DGI
                                                               9% NWI
Lakeview Gaming Partnerships
  Joint Venture                     Nevada partnership       16 % RPIG
                                                             16 % JDC
                                                             16 % JDN
                                                             16 % JDW
                                                             16 % NLP
                                                             16 % GSLV

Gold Strike Resorts, Inc.           Nevada corporation       100% CCEI
Gold Strike Fuel Company            Nevada partnership       16 % MSE
                                                             16 % LCI
                                                             16 % GSI
                                                              50% ODC
Jean Fuel Company West              Nevada partnership        40% MSE
                                                              40% LCI
                                                              12% GSI
                                                               8% ODC
Goldstrike Aviation, Incorporated   Nevada corporation       100% CCEI
Circus Circus Missouri, Inc.        Missouri corporation     100% CCEI
Circus Circus Louisiana, Inc.
   ("CCLI")                         Louisiana corporation    100% CCEI
Circus Circus Louisiana II,
   Inc. ("CCLII")                   Louisiana corporation    100% CCEI
American Entertainment, L.L.C.      Louisiana limited
                                      liability co.           50% CCLI
                                                              50% CCLII
Circus Australia Casino, Inc.       Nevada corporation       100% CCEI
Circus Circus Indiana, Inc.         Indiana corporation      100% CCEI
Pine Hills Development              Mississippi partnership   90% PHDII
Pine Hills Development II ("PHDII") Mississippi partnership 50.5% MSE
                                                              32% LCI
                                                             7.5% GSI
                                                             2.5% DGI
                                                             7.5% NWI
Gold Strike Resorts, L.L.C.         Indiana limited
                                      liability company       40% MSE
                                                              36% LCI
                                                              10% GSI
                                                               2% DGI
                                                              12% NWI
Scentsational, Inc.                 Nevada corporation       100% CCEI
Racing Boats, Inc.                  Nevada corporation       100% CCEI

Other Interests:

Darling Casino Limited              Australian public
                                      company limited
                                      by shares               50% CCEI
Windsor Casino Limited              Canadian corporation     33 % CCEI

Circus and Eldorado Joint Venture  Nevada partnership         50% GI
Victoria Partners                  Nevada partnership         50% GSLV
Elgin Riverboat Resort             Illinois partnership       50% NLP


* MSE owns 100% of the common stock of New Way, Inc., and 81% of the non-voting preferred stock of New Way, Inc. A total of 19% of non-voting preferred stock of New Way, Inc., convertible into common stock of CCEI, is owned by five individuals who are affiliated with CCEI.


(1) Doing business as Circus Circus Hotel & Casino - Las Vegas, Circus Circus Hotel & Casino - Reno and Silver City Casino.

(2)  Doing business as Slots-A-Fun Casino.

(3)  Doing business as Edgewater Hotel & Casino.

(4)  Doing business as Colorado Belle Hotel & Casino.

(5)  Doing business as Excalibur Hotel & Casino.

(6)  Doing business as Luxor Hotel & Casino.

(7)  Doing business as Circus Circus - Tunica.

(8)  Doing business as Hacienda Resort Hotel & Casino.

(9)  Doing business as Railroad Pass Hotel & Casino.

(10) Doing business as Goldstrike Hotel and Gambling Hall.

(11) Doing business as Nevada Landing Hotel & Casino.